Exhibit 11

                Consent of Deloitte & Touche LLP

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CONSENT OF INDEPENDENT AUDITORS


Cappiello-Rushmore Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 7 to Registration Statement Nos. 33-46283 and 811-6601 of our report dated August 8, 1997 appearing in the Annual Report of Cappiello-Rushmore Trust for the year ended June 30, 1997, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.



/s/ DELOITTE & TOUCHE  LLP

Washington, D.C.
October 24, 1997